UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2021
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective as of April 16, 2021, the Board of Directors (the “Board”) of Daré Bioscience, Inc. (“we,” “us,” “our”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from seven to eight directors and elected Sophia N. Ononye-Onyia, Ph.D., M.P.H. M.B.A. to fill the newly-created directorship. Dr. Ononye-Onyia was elected as a Class I director whose term will expire at our annual meeting of stockholders to be held in 2021. The Board determined that Dr. Ononye-Onyia is an “independent director” under Rule 5605(a)(2) of the Nasdaq Listing Rules.
There are no arrangements or understandings between Dr. Ononye-Onyia and any other person pursuant to which she was selected as a member of the Board. We are not aware of any transaction in which Dr. Ononye-Onyia has an interest requiring disclosure under Item 404(a) of Regulation S-K. Dr. Ononye-Onyia has not been appointed to any Board committee at this time.
Dr. Ononye-Onyia will be compensated in accordance with our non-employee director compensation policy, which is set forth in Exhibit 10.6 to our annual report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 30, 2021. In accordance with our non-employee director compensation policy, on April 16, 2021, Dr. Ononye-Onyia was granted a stock option to purchase 45,000 shares of our common stock, which has an exercise per share equal to the stock’s closing price on the grant date and which will vest as to one-third of the shares on each anniversary of the grant date until the third anniversary thereof, subject to Dr. Ononye-Onyia’s continued service on the Board. We have also entered into our standard form of indemnification agreement for directors and executive officers with Dr. Ononye-Onyia.

Item 7.01	Regulation FD Disclosure
On April 19, 2021, we issued a press release announcing the appointment of Dr. Ononye-Onyia to the Board, a copy of which is attached as Exhibit 99.1 to this report.
The information contained in this Item 7.01 and Exhibit 99.1 to this report is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on April 19, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: April 19, 2021	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer